Exhibit 1.1

                PARAGON AUTO RECEIVABLES OWNER TRUST ____-_

              $______________ Class A-1 __% Asset Backed Notes
              $______________ Class A-2 __% Asset Backed Notes
               $______________ Class B __% Asset Backed Notes
                    [$_______________ __% Certificates]

                    PARAGON AUTO RECEIVABLES CORPORATION
                                  (Seller)

                       PARAGON ACCEPTANCE CORPORATION
                                 (Servicer)

                           UNDERWRITING AGREEMENT

                                                    --------- --, ----

----------------
 ---------------,
As Representative of the
Underwriters Listed in
Schedule I
(the "Representative")
-------------------------
-------------------------


Ladies and Gentlemen:

         Paragon Auto Receivables Corporation, a Delaware corporation (the "Seller") and a wholly owned special purpose subsidiary of Paragon Acceptance Corporation, a Delaware corporation ("Paragon"), proposes to sell to the Underwriters listed in Schedule I (the "Underwriters") $__________ aggregate principal amount of Class A-1 ___% Asset Backed Notes (the "Class A-1 Notes"), $_________ aggregate principal amount of Class A-2 __% Asset Backed Notes (the "Class A-2 Notes") and $________ aggregate principal amount of Class B ___% Asset Backed Notes (the "Class B Notes" and, together with the Class A-1 Notes and the Class A-2 Notes, the "Notes"). The Notes are issued by the Paragon Auto Receivables Owner Trust ____-_ (the "Trust"). The Trust also will issue $___________ aggregate principal amount of certificates (the "Certificates" and, together with the Notes, the "Securities"). Each Certificate will represent a fractional undivided interest in the Trust. Each Note will be secured by the assets of the Trust pursuant to the Indenture (as defined below).





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         The assets of the Trust will include, among other things, a pool of motor vehicle retail installment contracts sold and assigned by the Seller to the Trust on the Closing Date (the "Receivables"), secured by new and used automobiles, light trucks and sports utility vehicles (and all accessories thereto) (the "Financed Vehicles"), and all monies due or received thereunder or in respect thereof after __________ __, ____ (the "Cutoff Date"). The receivables will be serviced for the Trust by Paragon in its capacity as servicer (in such capacity, the "Servicer").

         The Receivables will be sold to the Seller by Paragon pursuant to a Receivables Purchase Agreement, to be dated as of the Closing Date ("Receivables Purchase Agreement"), between the Seller and Paragon. The Receivables will be conveyed by the Seller to the Trust pursuant to a [Sale and Servicing Agreement] [Pooling and Servicing Agreement], to be dated as of the Closing Date, between the Seller, the Servicer, Norwest Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee"), and Wilmington Trust Company, as owner trustee (the "Trustee") (the ["Sale and Servicing Agreement"] ["Pooling and Servicing Agreement"]).

         The Notes will be issued pursuant to an Indenture, to be dated as of the Closing Date (the "Indenture"), between the Trust and the Indenture Trustee. The Certificates will be issued pursuant to a Trust Agreement, to be dated as of the Closing Date (the "Trust Agreement"), between the Seller and the Trustee.

         The Seller has prepared in conformity in all material respects with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission thereunder (the "Rules and Regulations"), and filed with the Securities and Exchange Commission (the "Commission") a registration statement (Reg. No. 333-63697), including a prospectus, relating to the Securities. [The Seller has also prepared an ABS term sheet for the Notes (the "ABS Note Term Sheet") in conformity in all material respects with the Act, the Rules and Regulations and all requirements applicable to ABS term sheets and computational materials set forth in no-action letters issued by the Commission.] The registration statement as amended at the time it became effective, or, if any post-effective amendment has been filed with respect thereto, as amended by the most recent post-effective amendment at the time of its effectiveness, is referred to as the "Registration Statement." The form of base prospectus included in the Registration Statement as most recently filed with the Commission is referred to as the "Base Prospectus." The form of the prospectus which includes the Base Prospectus and a prospectus supplement describing the Notes and the offering thereof (the "Prospectus Supplement"), which prospectus is filed on or after the date of this Agreement in accordance with Rule 424(b), is referred to in this Agreement as the "Prospectus."

         The terms which follow, when used in this Agreement, shall have the meanings indicated. "Effective Date" shall mean the latest of the dates that the Registration Statement or the most recent post-effective amendment thereto became effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Rule 424" refers to such rule under the Act. "Transaction Documents" shall mean the Receivables Purchase Agreement, the [Sale and Servicing Agreement] [Pooling and Servicing Agreement], the Indenture, the Trust Agreement, this Agreement, the Securities and each Depository Agreement. "Securityholder" means any Noteholder [and any Certificateholder] and "Security Owner" means the beneficial owner of any



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Note [or Certificate]. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the [Sale and Servicing Agreement] [Pooling and Servicing Agreement].

         Paragon and the Seller agree, severally and not jointly, with the Underwriters as follows:

         1. The Seller agrees to sell and deliver to the Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Seller, the respective aggregate principal amounts and classes of Notes set forth opposite such Underwriter's name in Schedule I. The purchase price for Notes of any class will be the applicable percentage set forth on Schedule I of the aggregate principal amount of such class purchased.

         2. (a) The Seller understands that the Underwriters intend (i) to make a public offering of the Notes purchased by the Underwriters hereunder as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Seller and the Representative is advisable and (ii) initially to offer the Notes purchased by the Underwriters hereunder upon the terms set forth in the Prospectus.

                  [(b) The Seller understands that each Underwriter may deliver to potential investors in the Notes (each, a "Potential Investor") ABS Note Term Sheets in connection with its offering of the Notes, subject to the following conditions to be satisfied by such Underwriter:

                           (1) Such Underwriter shall make no substantive
                  changes to the ABS Note Term Sheets and, for purposes of filing the to-be-delivered ABS Note Term Sheet with the Securities and Exchange Commission on Form 8-K, such Underwriter shall deliver to the Seller's counsel a copy of the ABS Note Term Sheet that it intends to deliver to any Potential Investor;

                           (2) Such Underwriter shall ensure that the ABS
                  Note Term Sheet contains a legend stating that the information contained therein will be superseded by the final prospectus supplement and that the information contained therein supersedes any prior or similar term sheet;

                           (3) Unless the ABS Note Term Sheet is an exact
                  duplicate of the ABS Note Term Sheet prepared by the Seller, such Underwriter shall obtain authorization to make delivery of such ABS Note Term Sheet from the General Counsel of Paragon;

                           (4) Such Underwriter shall deliver the ABS Note
                  Term Sheet to any Potential Investor solely in paper form or by facsimile, shall take reasonable precautions to ensure the integrity and security of the information in the ABS Note



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                  Term Sheet and shall ensure that the information
                  contained in the delivered ABS Note Term Sheet is the information that is intended to be delivered;

                           [(5) Such Underwriter recognizes that the
                  Trust's issuance of asset-backed securities is a "Prefunding Transaction" as such term is used in the December 18, 1995 no-action letter issued by staff of the Securities and Exchange Commission to the Public Securities Association (the "No-Action Letter"), and consequently that in the staff's view, as expressed in the No-Action Letter, the final prospectus for this transaction must be delivered at least 48 hours prior to sending a confirmation, and such Underwriter agrees to comply with that requirement;]

                           (6) If any of Paragon, the Seller, the Trust or
                  the Seller's counsel so instruct such Underwriter, such Underwriter shall: (i) immediately stop delivering the ABS Note Term Sheets to Potential Investors, (ii) revise the ABS Note Term Sheet and/or (iii) distribute supplemental materials to all Potential Investors;

                           [(7) Such Underwriter shall not send a
                  confirmation of the type described in Rule 10b-10 under the Securities Exchange Act of 1934, as amended, to any Potential Investor until such Underwriter has been informed that the ABS Note Term Sheet has been filed with the Securities and Exchange Commission and such filing has become effective;] and

                           (8) Such Underwriter shall not deliver any
                  copies of the ABS Note Term Sheet to any Potential Investor after the Securities to be issued by the Trust have been priced.

                  (c) If such Underwriter: (a) transmits to Potential Investors an ABS Note Term Sheet that contains information other than the information provided by the Seller, or (b) materially changes the context in which such information is presented to Potential Investors, then such Underwriter agrees to indemnify and hold harmless Paragon, the Seller, and the Trust (and each of their respective affiliates, officers, directors, employees, counsel and agents) from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses reasonably incurred in connection with investigating, preparing or defending any suit, action or proceeding or any claim asserted), (irrespective of whether any such indemnified person is a party to the action for which indemnification hereunder is sought) incurred by any such indemnified person(s) as a result of, arising out of or relating to any such failure, transmission or change.]

         3. Payment for the Notes purchased by the Underwriters hereunder shall be made to the Seller or to its order by wire transfer of same day funds to the following account of the Seller: ______________. The closing of the purchase hereunder shall occur at the office of Mayer Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 at 10:00 A.M., Chicago, Illinois time on __________ __, ____, or at such other time on the same or such other date, not later than the ______ Business Day thereafter, as the Representative and the Seller may agree upon in writing (the



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"Closing Date").  As used herein, the term "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banking institutions or trust companies in St. Louis, Missouri, Los Angeles, California, New York, New York and Minneapolis, Minnesota are authorized or obligated by law or order to be closed.

         Payment for the Notes purchased by the Underwriters hereunder shall be made against delivery to the Representative for the respective accounts of the Underwriters on the Closing Date of such Notes in definitive form registered in the name of Cede & Co., as nominee of The Depository Trust Company, and in such denominations, as permitted by the Transaction Documents, as the Representative shall request in writing not later than a reasonable time prior to the Closing Date. The Seller shall make such definitive certificates representing the Notes available for inspection by the Representative at the office of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 not later than 1:00 P.M., Chicago, Illinois time, on the Business Day prior to the Closing Date.

         4. Paragon and the Seller represent and warrant (severally and not jointly) to, and agree with, each Underwriter that:

                  (a) The Registration Statement, including amendments thereto as may have been required on or prior to the date hereof, relating to the Notes, has been filed with the Commission and such Registration Statement as amended [has][will] become effective. The conditions to the use by the Seller of a Registration Statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement.

                  (b) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to its knowledge, threatened by the Commission, and (i) on the Effective Date of the Registration Statement, the Registration Statement conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) on the date of this Agreement, the Prospectus conforms in all material respects to the requirements of the Act and the Rules and Regulations, and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) at the time of filing of the Prospectus pursuant to Rule 424(b) and on the Closing Date the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished



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         to it in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus (collectively, the "Underwriter Information").

                  (c) The computer tapes with respect to the Receivables to be sold to the Trust created as of the Cutoff Date (the "Computer Tapes"), and made available to the Representative by Paragon, were complete and accurate in all material respects as of the date thereof.

                  (d) It is a corporation that is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and conduct its business as now conducted by it and has full power and authority to acquire, own and sell the Receivables and the other Trust Property. It has the power and authority to execute, deliver and perform this Agreement and each of the other Transaction Documents to which it is a party and to carry out their respective terms and to sell and assign the respective property to be sold and assigned to and deposited with the Trustee as Trust Property.

                  (e) The Securities have been duly authorized, and, when issued and delivered pursuant to the Transaction Documents and duly executed and authenticated by the Trustee and the Indenture Trustee, as applicable, will be duly and validly issued, authenticated and delivered and entitled to the benefits provided by the Transaction Documents. The execution, delivery and performance by it of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by it by all necessary corporate action. The Transaction Documents to which it is a party have been duly executed and delivered by it and, when executed and delivered by it and the other parties thereto, each of such Transaction Documents will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with its respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies. The Securities and the Transaction Documents conform in all material respects to the descriptions thereof in the Prospectus. The Notes and the Indenture have been duly executed and delivered by the Trust and, when the Indenture is executed and the Notes are authenticated by the Indenture Trustee, the Indenture and the Notes will constitute legal, valid and binding obligations of the Trust, enforceable in accordance with their respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies.

                  (f) No consent, approval, license, authorization, or order of, or declaration, or registration or filing with, any court or governmental authority, is required to be made in connection with the execution, delivery or performance by it of any of the Transaction Documents to which it is a party or the consummation of the transactions contemplated



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         hereby or thereby, except such as have been obtained and made under the Act and the Rules and Regulations or state securities laws and any filings of UCC financing statements.

                  (g) The execution, delivery and performance by it of the Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms thereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of it, or any indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties are found, (ii) result in the creation or imposition of any lien (other than permitted liens) upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument or (iii) to its knowledge, violate any law, order, rule or regulation applicable to it of any governmental authority having jurisdiction over it or any of its properties.

                  (h) There are no proceedings or investigations pending, or to its knowledge, threatened against it, before any governmental authority having jurisdiction over it or its properties (i) asserting the invalidity of the Agreement or any of the Transaction Documents to which it is a party, (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by any of the Transaction Documents to which it is a party, (iii) seeking any determination or ruling that would have a material adverse effect on the performance by it of its obligations under, or the validity or enforceability of, any of the Transaction Documents to which it is a party, (iv) seeking to materially and adversely affect the federal income tax or other federal, state or local tax attributes of the Securities or seeking to impose any excise, franchise, transfer or similar tax upon the Securities or the sale and assignment of the Receivables and the other Trust Property, or (v) which, if determined adversely, could individually or in the aggregate reasonably be expected to materially adversely affect the interests of the holders of any of the Securities or the marketability of any of the Securities.

                  (i) There are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus pursuant to the Act and the Rules and Regulations that are not filed or described as required.

                  (j) The representations and warranties of Paragon contained in Section 3.6 of the Sale and Servicing Agreement and
         Section 3.1 of the Receivables Purchase Agreement and of the Seller in Section 3.2 of the Receivables Purchase Agreement are true and correct in all material respects as of the dates of the respective Transaction Documents.

                  (k) By assignment and delivery of the Receivables to the Seller as of the Closing Date, Paragon will transfer title in such Receivables to the Seller, subject to no Lien prior or equal to the ownership interest granted to the Seller. By assignment and delivery of each of the Receivables to the Trust as of the Closing Date, the Seller will transfer title in the



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         Receivables to the Trust, subject to no Lien prior or equal to the ownership or security interest granted to the Trust.

                  (l) KPMG Peat Marwick LLP are independent public accountants with respect to Paragon and the Seller within the meaning of the Act and the Rules and Regulations.

         5. Paragon and the Seller covenant and agree, severally and not jointly, with the Underwriters that:

                  (a) Prior to the termination of the offering of the Notes, the Seller will not file or cause to be filed any amendment of the Registration Statement or supplement to the Prospectus without first furnishing to the Representative a copy of the proposed amendment or supplement and giving the Representative a reasonable opportunity to review the same. Subject to the foregoing sentence, the Seller will cause the Prospectus, and any supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed [and the Seller will cause the ABS Note Term Sheet to be filed with the Commission pursuant to a Current Report on Form 8-K within the second business day following the first day the ABS Note Term Sheet has been sent to a prospective investor in the Notes]. The Seller will promptly advise the Underwriters (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) [and the ABS Note Term Sheet shall have been filed pursuant to a Current Report on Form 8-K], (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the receipt by the Seller of notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and (v) of the receipt by the Seller of notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Seller will use its reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) The Seller will deliver, at its expense, to the Representative, two copies of the signed Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and, during the period mentioned in Section 5(e), to each Underwriter as many copies of the Prospectus (including all amendments and supplements thereto) as the Representative may reasonably request.

                  (c) If during such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered in connection with sales by an Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not materially misleading, or it is necessary to amend or



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         supplement the Prospectus to comply with applicable law, the
         Seller will forthwith prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Seller) to which Notes may have been sold by the Underwriters and upon request by the Representative to any other dealers identified by the Representative, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be materially misleading or so that the Prospectus will comply with applicable law.

                  (d) The Seller will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Notes and will pay all reasonable fees and expenses (including fees and disbursements of counsel to the Representative to the extent provided in Section 6(iii)) incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as the Representative may designate; provided, however, that the Seller shall not be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified; and provided, further, that the Seller shall not be required to file a general consent to service of process in any jurisdiction.

                  (e) For the period from the date of this Agreement until the retirement of all of the Securities, the Servicer will furnish to the Representative (i) copies of each Servicer's Certificate and the annual statements of compliance delivered to the Trustee or the Indenture Trustee pursuant to the Transaction Documents and the annual independent certified public accountant's servicing reports furnished to the Trustee or the Indenture Trustee pursuant to the Transaction Documents, by first-class mail at the same time such statements and reports are furnished to the Trustee or the Indenture Trustee, (ii) copies of each amendment to any of the Transaction Documents, and (iii) such other information concerning the Trust, Paragon or the Seller as the Representative may reasonably request.

                  (f) To the extent, if any, that the ratings provided with respect to the Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by it, it shall furnish or cause to be furnished such documents and use reasonable efforts to take any such other action.

         6. Paragon and the Seller will pay all costs and expenses incident to the performance of their respective obligations under this Agreement, including, without limitation, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Notes,
(ii) incident to the preparation, printing (or otherwise reproducing), filing and delivery under the Act of the Registration Statement, the Prospectus [and the ABS Note Term Sheet] (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Representative may designate (including fees and disbursements



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of counsel for the Underwriters with respect thereto up to $__________),
(iv) related to any filing with the National Association of Securities Dealers, Inc., (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the other Transaction Documents and any Blue Sky Memorandum and the furnishing to the Underwriters and dealers of copies of the Registration Statement, [the ABS Note Term Sheet] and the Prospectus (including exhibits, amendments and supplements thereto) as herein provided, (vi) any fees and expenses payable to the Rating Agencies in connection with the rating of the Notes and (vii) any fees and expenses of the Trustee and the Indenture Trustee.

         7. The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy in all material respects, as of the date hereof and as of the Closing Date, of the representations and warranties contained herein, to the accuracy of the statements of officers of Paragon and the Seller made in any writing delivered at the Closing pursuant to the provisions hereof, to the performance in all material respects by each of Paragon and the Seller of its obligations hereunder and to the following additional conditions precedent:

                  (a) KPMG shall have furnished to the Representative letters dated, respectively, as of the date of the Prospectus and as of the Closing Date, substantially in the forms of the drafts to which the Representative previously agreed and otherwise in form and substance reasonably satisfactory to the Representative.

                  (b) The form of prospectus used to confirm sales of Notes shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a) of this Agreement;[ the ABS Note Term Sheet shall have been filed with the Commission pursuant to a Current Report on Form 8-K within two business days following the first day the ABS Note Term Sheet is first sent to prospective investors in the Notes]; and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to the knowledge of Paragon or the Seller, contemplated by the Commission.

                  (c) The Representative shall have received officer's certificates, dated the Closing Date, signed by any Vice President or more senior officer of Paragon and the Seller, representing and warranting that, as of the Closing Date, its representations and warranties in this Agreement and the other Transaction Documents are true and correct in all material respects, that it has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or under the other Transaction Documents at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of such officer's knowledge, contemplated by the Commission, and that since ____________ __, ____, there has been no material adverse change, or any development involving a material adverse change, in or affecting the Receivables or the business or properties of the Trust or either Paragon or the Seller which materially impairs the investment quality of the Notes.



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



                  (d) After the execution and delivery of this Agreement, there shall not have occurred (i) any material adverse change, or any development involving a material adverse change, in or affecting the business, operations, financial condition or properties of the Trust or either Paragon or the Seller which, in the reasonable judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes, (ii) any downgrading in the rating of any debt securities of Paragon or the Seller by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with no implication of a possible downgrading, of such rating).

                  (e) The Representative shall have received the opinion of Nancy C. Ferguson, General Counsel of Paragon, dated as of the Closing Date and reasonably satisfactory in form and substance to the Representative as to certain corporate matters, including, without limitation, as to the due authorization, execution and delivery by, and the enforceability against, Paragon and the Seller of each of the Transaction Documents to which it is a party.

                  (f) The Representative shall have received from Mayer, Brown & Platt, special counsel to Paragon and the Seller, opinions, dated as of the Closing Date, and reasonably satisfactory in form and substance to the Representative, as to certain corporate matters, tax matters, securities law matters and security interest matters, including, without limitation, as to the due authorization, execution and delivery by, and enforceability against, Paragon and the Seller of each Transaction Document to which Paragon or the Seller is a party.

                  (g) Mayer, Brown & Platt, special counsel to Paragon and the Seller, shall have furnished opinions, dated as of the Closing Date, with respect to (i) nonconsolidation under the Bankruptcy Code of the assets and liabilities of the Seller on the one hand, and those of Paragon, on the other, if Paragon were to become subject of a case under the Bankruptcy Code, and (ii) the characterization of the transfer of the Receivables from Paragon to the Seller and from the Seller to the Trust and perfection of the Trust's and the Indenture Trustee's interest in the Receivables, satisfactory in form and substance to the Representative.

                  [(h) The Representative shall have received from local counsel in each jurisdiction in which the outstanding Principal Balance of the Receivables as of the Cutoff Date equals or exceeds 20% of the Cutoff Date Pool Balance, an opinion, dated as of the Closing Date, and reasonably satisfactory in form and substance to the Representative, as to the validity and perfection of Paragon's security interest in the Financed Vehicles located in such jurisdiction and the effectiveness of the assignment of such security interest to the Indenture Trustee.]

                  (i) The Representative shall have received from counsel for the Trustee, an opinion, dated as of the Closing Date, and reasonably satisfactory in form and substance to the Representative, as to the due authorization, execution and delivery of each Transaction Document to which the Trustee is a party.

                  (j) The Representative shall have received from counsel for the Indenture Trustee an opinion, dated as of the Closing Date and reasonably satisfactory in form and substance to the Representative, as to the due authorization, execution and delivery of each Transaction Document to which the Indenture Trustee is a party;

                  (k) If any Rating Agency shall have requested any legal opinion, officer's certificate or other document not required by this Agreement, the Representative also shall have received such legal opinion, officer's certificate or other document together with a letter from the party delivering such opinion, certificate or document allowing the Underwriters to rely on such opinion, certificate or document as if it were addressed to the Underwriters.

                  (l) The Class A-1 Notes and Class A-2 Notes shall have been rated "____" and "____", respectively, or its equivalent by at least [two] Rating Agencies and the Class B Notes shall have been rated at least "____" or its equivalent by at least [two] Rating Agencies.

                  (m) The Seller shall have made or caused to be made a deposit in the Reserve Account in the amount of the initial Reserve Account Required Amount.

         8. Paragon and the Seller, jointly and severally (except as otherwise set forth at the conclusion of this Section 8), agree to indemnify and hold harmless each Underwriter and each person, if any, who controls each Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses reasonably incurred in connection with investigating, preparing or defending any suit, action or proceeding or any claim asserted), incurred by such Underwriter or such controlling person and caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Seller shall have furnished such amendments or supplements thereto) [or the ABS Note Term Sheet], or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information[; provided that the foregoing indemnity with respect to any untrue statement or omission in the ABS Note Term Sheet shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any losses, claims or damages purchased Securities if such untrue statement or omission or alleged untrue statement or omission made in the ABS Note Term Sheet is eliminated or remedied in the Prospectus (as amended or supplemented if the Seller shall have furnished any amendments or supplements thereto) and a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Securities to such person to the extent required by law].

         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless Paragon and the Seller, and each of their respective directors and officers and each person who controls either of them within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Paragon and the Seller to each Underwriter, but only with reference to Underwriter Information delivered by such Underwriter.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Section 8 except to the extent that the Indemnifying Person shall have been prejudiced thereby. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred promptly following submission of a documented request for such reimbursement. Any such separate firm for the Underwriters and such control persons of the Underwriters shall be designated in writing by the Representative. Any such separate firm for Paragon and the Seller and their directors, officers and control persons shall be designated in writing by Paragon. The Indemnifying Person shall not be liable for any settlement of any claim or proceeding effected without its written consent. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in the first and second paragraphs of this Section 8 is determined by a court to be unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by Paragon and the Seller on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Paragon and the Seller on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Paragon and the Seller on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by Paragon and the Seller and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of Paragon and the Seller on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Paragon and the Seller or by any of the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Paragon and the Seller and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective aggregate principal amount of Securities set forth opposite their names in Schedule I, and not joint.

         The indemnity and contribution agreements contained in this
Section 8 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

         The indemnity and contribution agreements contained in this
Section 8 and the representations and warranties of Paragon and the Seller set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of any Participating Entity or any of their officers or directors or any other person controlling any Participating Entity and (iii) acceptance of and payment for any of the Securities.

         9. Notwithstanding anything herein contained, this Agreement may be terminated by the Representative, by written notice given to the Seller, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or there shall have been any setting of minimum prices for trading on such exchange; (ii) trading of any securities of or guaranteed by Paragon or the Seller, if any, shall have been suspended on any exchange or in any over-the-counter market;
(iii) a moratorium on commercial banking activities in New York or Delaware shall have been declared by either federal, New York or Delaware authorities; or (iv) there shall have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity, emergency or change in financial markets if, in the reasonable judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity, emergency or change makes it impractical or inadvisable to market the Notes on the terms and in the manner contemplated in the Prospectus.

         10. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

         11. If on the Closing Date (i) any Underwriter shall fail or refuse to purchase any Notes which it has agreed to purchase hereunder on such date, (ii) such failure or refusal shall constitute a default in the performance of such Underwriter's obligations hereunder, and (iii) the aggregate principal amount of Notes which such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased by the Underwriters on such date, the other Underwriters shall be obligated to purchase Notes which such defaulting Underwriter agreed but failed or refused to purchase on such date. If on the Closing Date (i) any Underwriter shall fail or refuse to purchase Notes which it has agreed to purchase hereunder on such date, (ii) such failure or refusal shall constitute a default in the performance of such Underwriter's obligations hereunder, (iii) the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased by the Underwriters on such date, and (iv) arrangements satisfactory to the non-defaulting Underwriters and the Seller for the purchase of such Notes are not made within [72] hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or Paragon and the Seller. In any such case either the Representative or the Seller shall have the right to postpone the Closing Date, but in no event for longer than seven business days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         12. If this Agreement shall be terminated by the Underwriters, or any one of them, because of any failure or refusal on the part of Paragon or the Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason Paragon or the Seller shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, in each case other than in connection with a termination under Section 9 or any default by the Underwriters under Section 11, Paragon and the Seller agree to reimburse the Underwriters, severally, or such Underwriter which has so terminated this Agreement with respect to itself, for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by such Underwriter(s) in connection with this Agreement or the offering contemplated thereunder.

         13. Any action by the Underwriters hereunder may be taken by the Representative alone on behalf of the Underwriters, and any such action taken by the Representative alone shall be binding upon the Underwriters.
All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered by hand or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative, c/o ______________________________________________________________ (Facsimile
No: (___) ________), Attention: __________________________. Notices to
Paragon shall be given to them at 27405 Puerta Real, Suite 200, Mission Viejo, California 92691, (Facsimile No.: (949) 348-8707), Attention: Dennis
D. Lamont, with a copy to 200 South Hanley, Suite 800, Clayton, MO 63105, (Facsimile No.: (314)721-3286), Attention: Nancy C. Ferguson. Notices to the Seller shall be given to them at 27405 Puerta Real, Suite 200, Mission
Viejo, California 92691, (Facsimile No.: (949) 348-8707), Attention: Dennis
D. Lamont, President, with a copy to 200 South Hanley, Suite 800, Clayton, MO 63105 (Facsimile No.: (314)721-3286), Attention: Nancy C. Ferguson, General Counsel.

         14. This Agreement shall inure to the benefit of and be binding upon Paragon and the Seller, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person or entity, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         15. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between Paragon and the Seller and the Underwriters in accordance with its terms.

                             Very truly yours,

                             PARAGON AUTO RECEIVABLES CORPORATION


                             By:______________________________________
                                 Name:
                                 Title:


                             PARAGON ACCEPTANCE CORPORATION


                             By:______________________________________
                                 Name:
                                 Title:



The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

_____________________________,

As Representative
of the Underwriter


By:__________________________
      Name:
      Title:

                                 SCHEDULE I


                        Initial          Initial          Initial
                   Principal Amount  Principal Amount  Principal Amount
                     of Class A-1      of Class A-2      of Class B
                     Asset-Backed    Asset-Backed        Asset-Backed
                         Notes            Notes             Notes         Total
                   ----------------  ----------------  ----------------  -------

-----------------
-----------------
Total:
Purchase Price:








                                     II-1